UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): November 20, 2014

                   Blue Water Global Group, Inc.

 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-174557 (Commission File Number)	45-0611648 (I.R.S. Employer Identification Number)

              202 Osmanthus Way, Canton, GA  30114

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.02

Termination of a Material Definitive Agreement

Repayment of Convertible Notes to Adar Bays, LLC

On May 19, 2014, we entered into a Securities Purchase Agreement with Adar Bays, LLC, an accredited investor (“Adar Bays”), pursuant to which we issued Adar Bays two convertible notes.  The first note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 1”), was issued in exchange for $50,000 in cash.  The second note, due May 19, 2015 in the principal amount of $50,000 (“AB Note 2” and, together with AB Note 1, the “AB Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Adar Bays in the amount of $50,000 (“AB Payment Note”).  For more information on this transaction see Blue Water’s Current Report on Form 8-K filed with the SEC on May 23, 2014.

On November 20, 2014, Blue Water repaid the AB Notes in full, including the principal balance and all accrued interest.  In accordance with this payment, the AB Notes were terminated and the AB Notes were cancelled and returned to Blue Water.

No shares of Blue Water’s common stock were issued to Adar Bays.

With the repayment of this AB Notes Blue Water has no further obligations to Adar Bays.

Repayment of Convertible Notes to LG Capital Funding, LLC

On May 19, 2014, we entered into a Securities Purchase Agreement with LG Capital Funding, LLC, an accredited investor (“LG Capital”), pursuant to which we issued LG Capital two convertible notes.  The first note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 1”), was issued in exchange for $100,000 in cash.  The second note, due May 19, 2015 in the principal amount of $100,000 (“LG Note 2” and, together with LG Note 1, the “LG Notes”), was issued in exchange for a full-recourse, collateralized promissory note from LG Capital in the amount of $100,000 (“LG Payment Note”).  For more information on this transaction see Blue Water’s Current Report on Form 8-K filed with the SEC on May 23, 2014.

On November 20, 2014, Blue Water repaid the LG Notes in full, including the principal balance and all accrued interest.  In accordance with this payment, the LG Notes were terminated and the LG Notes were cancelled and returned to Blue Water.

No shares of Blue Water’s common stock were issued to LG Capital.

With the repayment of this LG Notes Blue Water has no further obligations to LG Capital.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE WATER GLOBAL GROUP, INC.

Dated: November 21, 2014

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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